Aetna Life Insurance and Annuity Company

                        Home Office: 151 Farmington Ave.
                           Hartford, Connecticut 06156
                                 (800) 525-4225

             Aetna Life Insurance and Annuity Company, herein called Aetna, agrees to pay the benefits stated in this Contract.

Specifications
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Plan
     MARATHON PLUS
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Type of Plan
     INDIVIDUAL RETIREMENT ANNUITY ROLLOVER ACCOUNT
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Contract Holder
     JOHN D. JONES
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Contract No.
     SPECIMEN
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Effective Date
     XXXXXXX XX, 1995
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This Contract is Delivered in      YOUR STATE       and is Subject to the Laws
of that Jurisdiction

THE VARIABLE FEATURES OF THE GROUP CONTRACT ARE DESCRIBED IN PARTS III AND IV.

Right to Cancel
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The Contract Holder may cancel this Contract within 10 days of receiving it, by sending a written notice to Aetna at the above address or to the agent from whom it was purchased. Aetna will return all payments made for this Contract within 7 days after it receives the notice of cancellation and this Contract at its Home Office.

This page, the following pages, and the application make up the entire Contract.

Signed at the Home Office on the Effective Date.


     /s/ Dan Kearney                             /s/ Susan E. Schechter
         President                                   Secretary

G-CDA-IC (IR)

             Group Variable, Fixed, or Combination Annuity Contract
                                Nonparticipating

ALL PAYMENTS AND VALUES PROVIDED BY THE GROUP CONTRACT, WHEN BASED ON INVESTMENT EXPERIENCE OF A SEPARATE ACCOUNT, ARE VARIABLE AND ARE NOT GUARANTEED AS TO FIXED DOLLAR AMOUNT. THIS CONTRACT CONTAINS A MARKET VALUE ADJUSTMENT FORMULA. APPLICATION OF A MARKET VALUE ADJUSTMENT MAY RESULT IN EITHER AN INCREASE OR DECREASE IN THE CURRENT VALUE. THE MARKET VALUE ADJUSTMENT FORMULA DOES NOT APPLY TO A GUARANTEED TERM AT THE TIME OF ITS MATURITY.

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Specifications

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Guaranteed Interest Rate    There is a guaranteed interest rate for Purchase
                            Payment(s) held in the AG Account. (See Contract
                            Schedule I).

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Deductions from the         There will be deductions for mortality and expense
Separate Account            risks and administrative fees (See Contract Schedule
                            I and II).

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Deduction from Purchase Purchase Payment(s) are subject to a deduction for
Payment(s) premium taxes, if any (See 3.01.)

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Surrender Fee               There will be a charge deducted upon surrender.
                            (See Contract Schedule I).


This Contract is a legal contract and constitutes the entire legal relationship between Aetna and the Contract Holder.

READ THIS CONTRACT CAREFULLY. This Contract sets forth, in detail, all of the rights and obligations of both you and Aetna. IT IS THEREFORE IMPORTANT THAT YOU READ THIS CONTRACT CAREFULLY.

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                               Contract Schedule I
                               Accumulation Period

Separate Account
-------------------------------------------------------------------------------

Separate Account:          Variable Annuity Account B

Charges to Separate        A daily charge is deducted from any portion of the
Account:                   Current Value allocated to the Separate Account. The
                           deduction is the daily equivalent of the annual effective percentages shown in the following chart:

                           Administrative Charge                    0.15%
                           Mortality Risk Charge                    0.35%
                           Expense Risk Charge                      0.90%
                                                                    ----
                           Total Separate Account
                           Charges                                  1.40%

ALIAC Guaranteed Account (AG Account)
-------------------------------------------------------------------------------

                           Minimum Guaranteed Interest Rate (effective annual rate of return): 3.0%.

Separate Account and AG Account
-------------------------------------------------------------------------------

Transfers:                 An unlimited number of Transfers may be made during
                           the Accumulation Period. Aetna allows 12 free
                           Transfers in any calendar year. Thereafter, Aetna reserves the right to charge $10 for each subsequent
                           Transfer.

Maintenance Fee:           The annual Maintenance Fee is $30. If the Account's
                           Current Value is $50,000 or more on the date the Maintenance Fee is to be deducted, the Maintenance
                           Fee is $0.

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                         Contract Schedule I (Continued)
                               Accumulation Period

Separate Account and AG Account (Cont'd)
--------------------------------------------------------------------------------

Surrender Fee:             For each surrender, the surrender fee will be
                           determined as follows:

                                                                 Surrender Fee
                                                               (as percentage of
                           Length of Time from Deposit of Net    Net Purchase
                           Purchase Payment (Years)                Payment)

                           Less than 2 years                           7%
                           2 or more but less than 4 years             6%
                           4 or more but less than 5 years             5%
                           5 or more but less than 6 years             4%
                           6 or more but less than 7 years             3%
                           7 years or more                             0%

Systematic Withdrawal      The specified payment or specified percentage may
Option (SWO):              not be greater than 10% of the Account's Current
                           Value at time of election.

See I. GENERAL DEFINITIONS for explanations.

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                              Contract Schedule II
                                 Annuity Period

Separate Account
--------------------------------------------------------------------------------

Charges to                 A daily charge at an annual effective rate of 1.25%
Separate Account:          for Annuity mortality and expense risks. The
                           administrative charge is stablished upon election of an Annuity option. This charge will not exceed 0.25%.

Variable Annuity           If a Variable Annuity is chosen, an assumed annual
Assumed Annual             net return rate of 5.0% may be elected. If 5.0% is
Net Return Rate:           not elected, Aetna will use an assumed annual net
                           return rate of 3.5%.

                           The assumed annual net return rate factor for 3.5% per year is 0.9999058.

                           The assumed annual net return rate factor for 5.0% per year is 0.9998663.

                           If the portion of a Variable Annuity payment for any Fund is not to decrease, the Annuity return factor under the Separate Account for that Fund must be:

                           (a) 4.75% on an annual basis plus an annual return of
                               up to 0.25% to offset the administrative charge set at the time Annuity payments commence if an assumed annual net return rate of 3.5% is chosen; or

                           (b) 6.25% on an annual basis plus an annual return of
                               up to 0.25% to offset the administrative charge set at the time Annuity payments commence, if an assumed annual net return rate of 5% is chosen.

Fixed Annuity
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                           Minimum Guaranteed Interest Rate (effective annual
                           rate of return): 3.0%

See I. GENERAL DEFINITIONS for explanations.

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                                TABLE OF CONTENTS

                                                                       Page

I.    GENERAL DEFINITIONS

      1.01    Account......................................................9
      1.02    Accumulation Period..........................................9
      1.03    Adjusted Current Value.......................................9
      1.04    Annuitant....................................................9
      1.05    Annuity......................................................9
      1.06    Beneficiary..................................................9
      1.07    Certificate Holder...........................................9
      1.08    Code.........................................................9
      1.09    Contract.....................................................9
      1.10    Contract Holder.............................................10
      1.11    Current Value...............................................10
      1.12    Deposit Period..............................................10
      1.13    Fixed Annuity...............................................10
      1.14    Fund(s).....................................................10
      1.15    General Account.............................................10
      1.16    Guaranteed Rates - AG Account...............................11
      1.17    Guaranteed Term.............................................11
      1.18    Guaranteed Term(s) Groups...................................11
      1.19    Maintenance Fee.............................................11
      1.20    ALIAC Guaranteed Account (AG Account).......................12
      1.21    Market Value Adjustment (MVA)...............................12
      1.22    Matured Term Value..........................................12
      1.23    Matured Term Value Transfer.................................12
      1.24    Maturity Date...............................................12
      1.25    Net Purchase Payment........................................12
      1.26    Nonunitized Separate Account................................12
      1.27    Purchase Payment............................................13
      1.28    Reinvestment................................................13
      1.29    Separate Account............................................13
      1.30    Surrender Value.............................................13
      1.31    Transfers...................................................14
      1.32    Valuation Period (Period)...................................14
      1.33    Variable Annuity............................................14

II.   GENERAL PROVISIONS

      2.01    Change of Contract..........................................14
      2.02    Change of Fund(s)...........................................15
      2.03    Nonparticipating Contract...................................16
      2.04    Payments and Elections......................................16
      2.05    State Laws..................................................16
      2.06    Control of Contract.........................................16

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      2.07    Designation of Beneficiary..................................17
      2.08    Misstatements and Adjustments...............................17
      2.09    Incontestability............................................17
      2.10    Grace Period................................................17
      2.11    Individual Certificates.....................................17

III.  PURCHASE PAYMENT, CURRENT VALUE, AND SURRENDER PROVISIONS

      3.01    Net Purchase Payment........................................17
      3.02    Certificate Holder's Account................................17
      3.03    Fund(s) Record Units -- Separate Account....................18
      3.04    Net Return Factor(s) -- Separate Account....................18
      3.05    Fund Record Unit Value -- Separate Account..................18
      3.06    Market Value Adjustment.....................................19
      3.07    Transfer of Current Value from the Funds or AG Account......20
      3.08    Reports.....................................................21
      3.09    Notice to the Certificate Holder............................21
      3.10    Loans.......................................................21
      3.11    Distribution Options........................................21
      3.12    Death Benefit Amount........................................26
      3.13    Death Benefit Options available to Beneficiary..............27
      3.14    Required Distribution to Certificate Holder/Beneficiary.....29
      3.15    Liquidation of Surrender Value..............................30
      3.16    Surrender Fee...............................................30
      3.17    Payment of Surrender Value..................................31
      3.18    Reinstatement...............................................31
      3.19    Payment of Adjusted Current Value...........................32

IV.   ANNUITY PROVISIONS

      4.01    Choices to be Made..........................................32
      4.02    Annuity Payments to Certificate Holder......................33
      4.03    Annuity Payments to Beneficiary.............................33
      4.04    Terms of Annuity Options....................................34
      4.05    Death of Annuitant/ Beneficiary.............................35
      4.06    Fund(s) Annuity Units -- Separate Account...................36
      4.07    Fund(s) Annuity Unit Value -- Separate Account..............36
      4.08    Annuity Net Return Factor(s) -- Separate Account............37
      4.09    Annuity Options.............................................38

I.  GENERAL DEFINITIONS
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1.01 Account:              A record established for each Certificate Holder to
                           maintain the value of the Net Purchase Payments held on his/her behalf during the Accumulation Period.

1.02 Accumulation Period:  The period during which the Net Purchase Payment is applied to an Account to provide future Annuity payment(s).

1.03 Adjusted Current      The Current Value of an Account plus or minus any
     Value:                aggregate AG Account MVA, if applicable. (See 1.21)


1.04 Annuitant:            The person whose life is measured for purposes of the
                           guaranteed death benefit and the duration of Annuity payments under an Account. The Certificate Holder and Annuitant must be the same person under an Account.

1.05 Annuity:              Payment of an income:

                           (a) For the life of one or two persons; (b) For a stated period; or (c) For some combination of (a) and
                           (b).

1.06 Beneficiary:          The individual or estate entitled to receive any
                           payment from an Account upon the death of the Annuitant.

1.07 Certificate Holder:   A person who purchases an interest in this Contract
                           as evidenced by a certificate.

1.08 Code:                 The Internal Revenue Code of 1986, as it may be
                           amended from time to time.

1.09 Contract:             This agreement between Aetna and the Contract Holder
                           to provide annuities which qualify as Individual
                           Retirement Annuities under Code Section 408(b) for the exclusive benefit of the Certificate Holder(s) or their Beneficiaries.

1.10 Contract Holder:      The entity to which the Contract is issued. The
                           Contract is offered to:

                           (a) National Association of Securities Dealers, Inc.
                               ("NASD") member broker-dealers selected by Aetna, who have a minimum net capital of $250,000 or more, including broker-dealer subsidiaries of banks and savings and loan associations, to provide Individual Retirement Annuities under Code Section 408 to their customers; and

                           (b) Employers who sponsor Individual Retirement
                               Annuity plans under Code Section 408 for their employees.

1.11 Current Value:        As of the most recent Valuation Period, the Net
                           Purchase Payment and any additional amount deposited pursuant to 3.12 plus any interest added to the portion allocated to the AG Account; and plus or minus the investment experience of the portion allocated to the Funds since deposit; less all Maintenance Fees deducted, any amounts surrendered and any amounts applied to an Annuity.

1.12 Deposit Period:       A calendar week, a calendar month, a calendar
                           quarter, or any other period of time specified by Aetna during which the Net Purchase Payment,
                           Transfers and Reinvestments are accepted into the AG Account for one or more Guaranteed Terms. Aetna reserves the right to extend the Deposit Period.

1.13 Fixed Annuity:        An Annuity with payments that do not vary in amount.

1.14 Fund(s):              The open-end management investment companies
                           (mutual funds) in which the Separate Account invests.

1.15  General Account:     The Account holding the assets of Aetna, other than
                           those assets held in Aetna's separate accounts.

1.16 Guaranteed Rates -    Aetna will declare the interest rate(s) applicable to
     AG Account:           a specific Guaranteed Term at the start of the
                           Deposit Period for that Guaranteed Term. The rate(s) are guaranteed by Aetna for that Deposit Period and the ensuing Guaranteed Term. The Guaranteed Rates are annual effective yields. That is, interest is credited daily at a rate that will produce the Guaranteed Rate over the period of a year. No
                           Guaranteed Rate will ever be less than the Minimum
                           Guaranteed Rate shown on Contract Schedule I.

                           For Guaranteed Terms of one year or less, one Guaranteed Rate is credited for the full Guaranteed Term. For longer Guaranteed Terms, an initial Guaranteed Rate is credited from the date of deposit to the end of a specified period within the Guaranteed Term. There may be different Guaranteed Rate(s) declared for subsequent specified time intervals throughout the Guaranteed Term.

1.17 Guaranteed Term:      The period of time for which AG Account Guaranteed
                           Rates are guaranteed on Net Purchase Payments,
                           Transfers and Reinvestments made into a current
                           Deposit Period for the AG Account. Such period begins on the day following the close of the Deposit Period and ends on the designated Maturity Date. Guaranteed
                           Terms are offered at Aetna's discretion for various lengths of time ranging up to and including ten years.

                           During a Deposit Period, Aetna may make available any number of Guaranteed Terms. The Certificate Holder may allocate Net Purchase Payment and Transfers into any or all of the available Guaranteed Terms.

1.18 Guaranteed Term(s)    All AG Account Guaranteed Term(s) with the same
     Groups:               length of time from the close of the Deposit Period
                           until the designated Maturity Date.

1.19 Maintenance Fee:      The Maintenance Fee (see Contract Schedule I) will be
                           deducted during the Accumulation Period from the Current Value on each anniversary of the date the Account is established and upon surrender of the entire Account.

1.20 ALIAC Guaranteed      An accumulation option where Aetna guarantees
     Account (AG Account): stipulated rate(s) of interest for specified periods of time. All assets of Aetna, including amounts in the Nonunitized Separate Account, are available to meet the guarantees under the AG Account.

1.21 Market Value          An adjustment to the amount withdrawn or transferred
     Adjustment (MVA):     from an AG Account Guaranteed Term prior to the end
                           of that Guaranteed Term. The adjustment reflects the change in the value of the investment due to changes in interest rates since the date of deposit and is computed using the formula given in 3.06. The adjustment is expressed as a percentage of each dollar being withdrawn.

1.22 Matured Term Value:   The amount payable on an AG Account Guaranteed Term's
                           Maturity Date.

1.23 Matured Term Value    During the calendar month following an AG Account
     Transfer:             Maturity Date, the Certificate Holder may notify
                           Aetna's Home Office in writing to Transfer or surrender all or part of the Matured Term Value, plus interest at the new Guaranteed Rate accrued thereon, from the AG Account without an MVA. This provision only applies to the first such written request received from the Certificate Holder during this period for any Matured Term Value.

1.24 Maturity Date:        The last day of an AG Account Guaranteed Term.

1.25 Net Purchase          The Purchase Payment less premium taxes, as
     Payment:              applicable.

1.26 Nonunitized           A separate account set up by Aetna under Title 38,
     Separate Account:     Section 38a-433, of the Connecticut General Statutes,
                           that holds assets for AG Account Terms. There are no discrete units for this Account. The Certificate
                           Holder does not participate in the investment gain or loss from the assets held in the Nonunitized Separate
                           Account. Such gain or loss is borne entirely by Aetna. These assets may be chargeable with liabilities arising out of any other business of Aetna.

1.27 Purchase Payment:     A cash payment accepted by Aetna at its Home Office
                           which is a rollover amount under Code Section 402(c), 403(a), 403(b)(8), or 408(d)(3). Aetna may require verification that a rollover amount qualifies as such under the Code. Payments to Simplified Employee
                           Pension plans and annual deductible and nondeductible contributions to Individual Retirement Annuities are not accepted under this Contract.

                           Aetna reserves the right to refuse to accept any Purchase Payment at any time for any reason. No advance notice will be given to the Contract Holder or Certificate Holder.

1.28 Reinvestment:         Aetna will mail a notice to the Certificate Holder at
                           least 18 calendar days before a Guaranteed Term's
                           Maturity Date. This notice will contain the Terms available during current Deposit Periods with their Guaranteed Rate(s) and projected Matured Term Value.
                           If no specific direction is given by the Certificate
                           Holder prior to the Maturity Date, each Matured Term
                           Value will be reinvested in the current Deposit
                           Period for a Guaranteed Term of the same duration. If a Guaranteed Term of the same duration is unavailable, each Matured Term Value will automatically be reinvested in the current Deposit
                           Period for the next shortest Guaranteed Term available. If no shorter Guaranteed Term is available, the next longer Guaranteed Term will be used. Aetna will mail a confirmation statement to the Certificate Holder the next business day after the Maturity Date. This notice will state the Guaranteed
                           Term and Guaranteed Rate(s) which will apply to the reinvested Matured Term Value.

1.29 Separate Account:     A separate account that buys and holds shares of the
                           Fund(s). Income, gains or losses, realized or unrealized, are credited or charged to the Separate
                           Account without regard to other income, gains or losses of Aetna. Aetna owns the assets held in the Separate Account and is not a trustee as to such amounts. This Separate Account generally is not guaranteed and is held at market value. The assets of the Separate Account, to the extent of reserves and other contract liabilities of the Account, shall not be charged with other Aetna liabilities.

1.30 Surrender Value:      The amount payable by Aetna upon the surrender of any
                           portion of an Account.

1.31 Transfers:            The movement of invested amounts among the available
                           Fund(s) and the AG Account under this Contract during the Accumulation Period.

1.32 Valuation Period      The period of time for which a Fund determines its
     (Period):             net asset value, usually from 4:15 p.m. Eastern time
                           each day the New York Stock Exchange is open until 4:15 p.m. the next such day, or such other day that one or more of the Funds determines its net asset value.

1.33 Variable Annuity:     An Annuity with payments that vary with the net
                           investment results of one or more of the Funds under the Separate Account.

II.  GENERAL PROVISIONS
--------------------------------------------------------------------------------

2.01 Change of Contract:   Only an authorized officer of Aetna may change
                           the terms of this Contract. Aetna will notify the Contract Holder in writing at least 30 days before the effective date of any change. Any change will not affect the amount or terms of any Annuity which begins before the change.

                           Aetna reserves the right to refuse to accept any Purchase Payment at any time for any reason. No advance notice will be given to the Contract Holder or Certificate Holder.

                           Aetna may make any change that affects the AG Account Market Value Adjustment (3.06) with at least 30 days' advance written notice to the Contract Holder and the Certificate Holder. Any such change shall become effective for any new Term and will apply to all present and future Accounts.

                           Aetna reserves the right to change the terms of the distribution option (3.11) for future elections and discontinue the availability of these options after proper notification.

                           Any change that affects any of the following under this Contract will not apply to Accounts in existence before the effective date of the change:

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

                           (a) Net Purchase Payment (1.25)

                           (b) AG Account Guaranteed Rate (1.16)

                           (c) Net Return Factor(s) -- Separate Account (3.04)

                           (d) Current Value (1.11)

                           (e) Surrender Value (1.30)

                           (f) Fund(s) Annuity Unit Value -- Separate Account
                               (4.05)

                           (g) Annuity options (4.09)

                           (h) Fixed Annuity Interest Rates (4.01)

                           (i) Transfers (1.31).

                           Any change that affects the Annuity options and the tables for the options may be made:

                           (a) No earlier than 12 months after the effective
                               date of this Contract; and

                           (b) No earlier than 12 months after the effective
                               date of any prior change.

2.01 Change of Contract    Any Account established on or after the effective
 (Cont'd):                 date of any change will be subject to the change. If
                           the Contract Holder does not agree to any change under this provision, no new Accounts may be established under this Contract. This Contract may also be changed as deemed necessary by Aetna to comply with federal or state law.

2.02 Change of Fund(s): Aetna, or the Separate Account, may:

                           (a) Change the Fund(s) which may be invested in by
                               the Separate Account; and

                           (b) Replace the shares of any Fund(s) held in the
                               Separate Account with shares of any other
                               Fund(s).

                           Changes must be:

                           (a) Approved by a majority vote in the Separate
                               Account with respect to the Fund(s) whose shares are to be replaced; or

                           (b) Deemed necessary by Aetna under the Investment
                               Company Act of 1940; or

                           (c) Deemed necessary by Aetna to accomplish the
                               purpose of the Separate Account.

                           Aetna will notify the Contract Holder and the Certificate Holder of any change.

2.03 Nonparticipating      The Contract Holder, Certificate Holders or
     Contract:             Beneficiaries will not have a right to share in the
                           earnings of Aetna.

2.04 Payments and          While the Certificate Holder is living, Aetna will
     Elections:            pay the Certificate Holder any Annuity payments as
                           and when due. After the Certificate Holder's death, any Annuity payments required to be made will be paid in accordance with 4.05. Aetna will determine other payments and/or elections as of the end of the Valuation Period in which the request is received at its Home Office. Such payments will be made within 7 calendar days of receipt at its Home Office of a written claim for payment which is in good order, except as provided in 3.17.

2.05 State Laws:           The Contract and the Certificates comply with the
                           laws of the state in which they are delivered. Any surrender, death, or Annuity payments are equal to or greater than the minimum required by such laws.
                           Annuity tables for legal reserve valuation shall be as required by state law. Such tables may be different from Annuity tables used to determine
                           Annuity payments.

2.06 Control of Contract:  This is a Contract between the Contract Holder and
                           Aetna. The Contract Holder has itle to the Contract. Contract Holder rights are limited to accepting or rejecting Contract modifications.

                           Each Certificate Holder has a nonforfeitable right to all amounts held in his or her Account. Each Certificate Holder may make any choices allowed by this Contract for his or her Account. choices made under this Contract must be in writing. Until receipt of such choices at Aetna's Home Office, Aetna may rely on any previous choices made.

                           The Contract is not subject to the claims of any creditors of the Contract Holder or the Certificate Holder except to the extent permitted by law.

                           The Account may not be attached, alienated, or subject to the claims of any creditors of the Certificate Holder except to the extent permitted by law. The Account is nontransferable by the Certificate Holder. The Certificate Holder may not assign, transfer, pledge or use as collateral his or her rights under the Contract.

2.07 Designation of        Each Certificate Holder shall name his or her
     Beneficiary:          Beneficiary. The Beneficiary may be changed at any
                           time. Changes to a Beneficiary must be submitted to Aetna's Home Office in writing and will not be effective until accepted by Aetna.

2.08 Misstatements         If Aetna finds the age of any Annuitant to be
     and Adjustments:      misstated, the correct facts will be used to adjust
                           payments.

2.09 Incontestability:     Aetna cannot cancel this Contract because of any
                           error of fact on the application. Aetna cannot cancel an Account because of any error of fact on the enrollment form.

2.10 Grace Period:         This Contract will remain in effect except as
                           provided in the Payment of Adjusted Current Value provision (see 3.19).

2.11 Individual            Aetna shall issue a certificate to each Certificate
     Certificates:         Holder. The certificate will summarize certain
                           provisions of the Contract. Certificates are for information only and are not a part of the Contract.

III.  PURCHASE PAYMENT, CURRENT VALUE, AND SURRENDER PROVISIONS
--------------------------------------------------------------------------------

3.01 Net Purchase Payment: This amount is the actual Purchase Payment less any premium tax. Aetna will generally deduct the premium tax when Annuity benefits are elected (see Part IV). If Aetna determines that under applicable state law, it must pay a premium tax when the Purchase Payment is received or at any other time, it will deduct the tax at that time.

                           The Net Purchase Payment will be credited among:

                           (a) The current Deposit Period(s) for Guaranteed
                               Terms under the AG Account; and

                           (b) The Fund(s) in which the Separate Account
                               invests.

                           The Certificate Holder shall tell Aetna the allocation percentage to be applied to the current Deposit Period for each of the available Guaranteed Terms in the AG Account and/or each Fund.

3.02 Certificate           Aetna will maintain an Account for each Certificate
     Holder's Account:     Holder.

                           Aetna will declare from time to time the acceptability and the minimum amount for a Purchase Payment.

3.03 Fund(s) Record        The portion of the Net Purchase Payment applied to
     Units -- Separate     each Fund under the Separate Account will determine
     Account:              the number of Fund record units for that Fund. This
                           number is equal to the portion of the Net Purchase
                           Payment applied to each Fund divided by the Fund record unit value (see 3.05) for the Valuation Period in which the Purchase Payment is received in good order at Aetna's Home Office.

3.04 Net Return            The net return factor(s) are used to compute all
     Factor(s) --          Separate Account record units for any Fund.
     Separate Account:
                           The net return factor(s) for each Fund is equal to
                           1.0000000 plus the net return rate.

                           The net return rate is equal to:

                           (a) The value of the shares of the Fund held by the
                               Separate Account at the end of the Valuation
                               Period; minus

                           (b) The value of the shares of the Fund held by the
                               Separate Account at the start of the Valuation Period; plus or minus

                           (c) Taxes (or reserves for taxes) on the Separate
                               Account (if any); divided by

                           (d) The total value of the Fund(s) record units and
                               Fund(s) annuity units of the Separate Account at the start of the Valuation Period; minus

                           (e) A daily Separate Account charge at an annual rate
                               as shown on Contract Schedule I for mortality and expense risks, which may include profit; and a daily administrative charge.

                           A net return rate may be more or less than 0%. The value of a share of the Fund is equal to the net assets of the Fund divided by the number of shares outstanding.

3.05 Fund(s) Record Unit   A Fund record unit value is computed by multiplying
     Value -- Separate     the net return factors for the current Valuation
     Account:              Period by the Fund record unit value for the previous
                           Period. The dollar value of a Fund record units, Separate Account assets, and Variable Annuity payments may go up or down due to investment gain or loss.

3.06 Market Value          There will be an MVA for a withdrawal from the AG
     Adjustment:           Account before the end of a Guaranteed Term when the
                           withdrawal is due to:

                           (a) A Transfer: except as specified in AG Account
                               Matured Term Value Transfer;

                           (b) A full or partial surrender, including a 10% free
                               withdrawal under 3.16; or

                           (c) An election of Annuity option 2 (see 4.09).

3.06 Market Value          Full and partial surrenders and Transfers made within
     Adjustment            six months after the date of the Annuitant's death
     (Cont'd):             will be the greater of:

                           (a) The aggregate MVA amount which is the sum of all
                               market value adjusted amounts calculated due to a withdrawal of amounts. This total may be greater or less than the Current Value of those amounts; or

                           (b) The applicable portion of the Current Value in
                               the AG Account.

                           After the six-month period, the surrender or Transfer will be the aggregate MVA amount, which may be greater or less than the Current Value of those amounts.

                           The greater of the aggregate MVA amount or the applicable portion of the Current Value applies to amounts withdrawn from the AG Account on account of an election of Annuity options 3 or 4 (see 4.09).

                           Market value adjusted amounts will be equal to the amount withdrawn multiplied by the following ratio:

                                      x
                                     ---
                                     365
                              (1 + i)
                              --------
                                       x
                                      ---
                                      365
                              (1 + j)

                           Where:

                                i   is the Deposit Period Yield
                                j   is the Current Yield
                                x   is the number of days
                                    remaining, (computed from
                                    Wednesday of the week of
                                    withdrawal) in the Guaranteed
                                    Term.

3.06 Market Value          The Deposit Period Yield will be determined as
     Adjustment            follows:
     (Cont'd):
                           (a) At the close of the last business day of each
                               week of the Deposit Period, a yield will be computed as the average of the yields on that day of U.S. Treasury Notes which mature in the last three months of the Guaranteed Term.

                           (b) The Deposit Period Yield is the average of those
                               yields for the Deposit Period. If withdrawal is made before the close of the Deposit Period, it is the average of those yields on each week preceding withdrawal.

                           The Current Yield is the average of the yields on the last business day of the week preceding withdrawal on the same U.S. Treasury Notes included in the Deposit Period Yield.

                           In the event that no U.S. Treasury Notes which mature in the last three months of the Guaranteed Term exist, Aetna reserves the right to use the U.S. Treasury Notes that mature in the following quarter.

3.07 Transfer of           Before an Annuity option is elected, all or any
     Current Value         portion of the Adjusted Current Value of the
     from the Funds        Certificate Holder's Account may be transferred from
     or AG Account         any Fund or Guaranteed Term of the AG Account:

                           (a) To any other Fund; or

                           (b) To any Guaranteed Term of the AG Account
                               available in the current Deposit Period.

                           Transfer requests can be submitted as a percentage or as a dollar amount. Aetna may establish a minimum transfer amount. Within a Guaranteed Term Group, the amount to be surrendered or transferred will be withdrawn first from the oldest Deposit Period, then from the next oldest, and so on until the amount requested is satisfied.

                           The Certificate Holder may make an unlimited number of Transfers during the Accumulation Period. The number of free Transfers allowed by Aetna is shown on Contract Schedule I. Additional Transfers may be subject to a Transfer fee as shown on Contract
                           Schedule I. Transfers from the AG Account of a Matured Term Value on or within one calendar month of a Term's Maturity Date do not count against the annual Transfer limit.

3.07 Transfer of Current   Amounts applied to Guaranteed Terms of the AG Account
     Value from the Funds  may not be transferred to the Funds or to another
     or AG Account         Guaranteed Term during the Deposit Period or for 90
     (cont'd):             days after the close of the Deposit Period except for
                           Matured Term Value(s) during the calendar month following the Term's Maturity Date.

                           Transfers from Guaranteed Terms of the AG Account are subject to the MVA provisions of 3.06.

3.08 Reports:              Aetna, as issuer of the Contract, will make any
                           reports required of it by federal law. Aetna will furnish annual calendar year reports concerning the status of the annuity.

3.09 Notice to the         The Certificate Holder will receive quarterly
     Certificate Holder:   statements from Aetna of:

                           (a) The value of any amounts held in:

                               (1) The AG Account; and (2) The Fund(s) under the Separate Account.

                           (b) The number of any Fund(s) record units; and

                           (c) The Fund(s) record unit value.

                           Such number or values will be as of a specific date no more than 60 days before the date of the notice.

3.10 Loans:                Loans are not available under this Contract.

3.11 Distribution          The following distribution options may be elected by
     Options:              the Certificate Holder during the Accumulation
                           Period.

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

3.11 Distribution          (a) Estate Conservation Option (ECO) - A distribution
     Options: option under which a portion of the Account's Current Value will automatically be surrendered and distributed each year. ECO payments will be calculated based on the Account's full Current Value. The distributed amount will be withdrawn pro rata from each investment option used under the Account. A Surrender Fee will not be deducted from any portion of the Adjusted Current Value which is paid as a distribution under ECO. Certificate Holders should consult their tax adviser prior to requesting this distribution option. Aetna will not be responsible for any adverse tax consequences due to receiving ECO payments.

3.11 Distribution              (1) Amount of Distribution: Each year that ECO is
     Options (Cont'd):             in effect, Aetna will calculate and
                                   distribute an amount equal to the minimum required distribution under the Code. The annual distribution will be determined by dividing the Current Value as of December 31 of the year prior to the payment year, by a life expectancy factor.

                                   The Certificate Holder, or spouse Beneficiary if ECO is elected after the Certificate Holder's death, shall elect either single life expectancy or joint life expectancy. Life expectancy is computed by use of the expected return multiples in Table V and VI of section 1.72-9 of the Income Tax Regulations.

                                   Joint life expectancy can only be elected based on the joint life expectancy of the Certificate Holder and his or her Beneficiary. If the Certificate Holder makes any changes in the Beneficiary designation under the Certificate, ECO distributions after the change will be recalculated as required by IRS regulations.

                                   Life expectancies shall be recalculated
                                   annually. If the joint life expectancy is elected with a non-spouse Beneficiary, the life expectancy of the non-spouse Beneficiary may not recalculated. Instead, the life expectancy will be calculated using the attained age of the Beneficiary during the calendar year in which the Certificate Holder attains age 70 1/2, and payments for subsequent years shall be recalculated based on such life expectancy reduced by one for each calendar year which has elapsed since the calendar year life expectancy was first calculated.

                                   If joint life expectancy is elected with a spouse Beneficiary, at the death of either, the payments can continue and will be calculated based solely on the survivor's life expectancy. If joint life expectancy is elected with a non-spouse Beneficiary and the non-spouse Beneficiary dies first, payments will continue based on the joint life expectancy.

3.11 Distribution                  If a single life expectancy is elected and
     Options (Cont'd):             the Certificate Holder dies, or if a joint
                                   life expectancy is elected and the survivor dies, the death benefits determined under
                                   Section 3.12 will be paid to the Beneficiary in a lump sum not later than December 31 following the year of death.

                               (2) Minimum Initial Current Value: At its
                                   discretion, Aetna may require a minimum
                                   initial Account Current Value for election of this option. If after election of this option, the Current Value is insufficient to make a scheduled ECO payment, Aetna will distribute the entire Account balance.

                               (3) Date of Distribution: Distribution will be
                                   made annually on the 15th of any month or such other date Aetna may designate or allow. The Certificate Holder shall specify an initial distribution month, not earlier than the calendar date in which the Certificate Holder attains age 70 1/2, or such later time when distributions must commence as specified under the Code, whichever is appropriate. For a spouse Beneficiary, the earliest date is the date of the Certificate Holder's death.

                               (4) Election and Revocation: ECO may be elected
                                   by the Certificate Holder by submitting a written request to Aetna at its Home Office.

                               Once elected, this option may be revoked by the Certificate Holder, or spouse Beneficiary if elected after the Certificate Holder's death, by submitting a written request to Aetna at its Home Office. Any revocation will apply only to amounts not yet paid. The Certificate Holder assumes responsibility for compliance with minimum distribution rules under the Code. ECO may be elected only once by the Certificate Holder or by a spouse Beneficiary.

3.11 Distribution          (b) Systematic Withdrawal Option (SWO): A
     Options (Cont'd):         distribution option under which a portion of the
                               Account's Current Value will automatically be surrendered and distributed each year. SWO payments will be calculated based on the Account's Current Value. The distributed amount will be withdrawn pro rata from each investment option used under the Account. A Surrender Fee will not be deducted from any portion of the Adjusted Current Value which is paid as a distribution under SWO. Certificate Holders should consult their tax adviser prior to requesting this distribution option. Aetna will not be responsible for any adverse tax consequences due to receiving SWO payments.

                               (1) Amount of Distribution: The Certificate
                                   Holder may elect one of the three payment methods described below.

                                   (i)   Specified Payment: Payments of a
                                         designated dollar amount. The annual
                                         amount may not be greater than the
                                         percentage of the Current Value at time
                                         of election as shown on Contract
                                         Schedule I. This annual dollar amount
                                         will remain constant. At its
                                         discretion, Aetna may require a minimum
                                         initial payment amount; or

                                   (ii)  Specified Period: Payments made over a
                                         period of time of at least 10 years.
                                         The maximum specified period shall be
                                         determined under the Code minimum
                                         distribution rules. The annual amount
                                         paid each year is calculated by
                                         dividing the Account's Current Value as
                                         of December 31 of the prior year by the
                                         number of payment years remaining; or

3.11 Distribution                  (iii) Specified Percentage: Payment of a
     Options (Cont'd):                   designated percentage which cannot be
                                         greater than the percentage of the
                                         Current Value at the time of election
                                         as shown on Contract Schedule I. The
                                         percentage may be changed by written
                                         request. Aetna reserves the right to
                                         limit the number of times the
                                         percentage may be changed. The annual
                                         amount is calculated by multiplying the
                                         Current Value as of December 31 of the
                                         year prior to the payment year by the
                                         designated percentage.

                                         Payments will be made until the year
                                         the Certificate Holder attains age
                                         70-1/2 or, if elected by the spouse
                                         Beneficiary, the year the Certificate
                                         Holder would have attained age 70-1/2.

                                   Under both the Specified Payment and
                                   Specified Period payment methods, a higher amount shall be paid in any year if required under the Code minimum distribution rules. For purposes of this determination, life expectancy for the initial distribution year shall be calculated based on single life expectancy Table V of Section 1.72-9 of the Income Tax Regulations. With each subsequent year, the life expectancy will be the life expectancy for the previous year reduced by one.

                                   Payments upon the Certificate Holder's death will be made to the Beneficiary in the manner described in 3.13.

                               (2) Minimum Initial Current Value: At its
                                   discretion, Aetna may require a minimum
                                   initial Current Value for election of this option. If after election of this option the Current Value is insufficient to make a scheduled SWO payment, Aetna will distribute the entire Account balance.

3.11 Distribution              (3) Date of Distribution: The Certificate Holder
     Options (Cont'd):             shall specify the initial distribution date.
                                   The earliest date for distribution is the first date on which the Certificate Holder attains age 59 1/2. As elected by the Certificate Holder, SWO payments will be made on a monthly, quarterly, semi-annual or annual basis. If SWO payments are to be made more frequently than annually, the designated annual amount is divided by the number of payments due each year. Subsequent distributions will be made on the 15th of any month or such other date Aetna may designate or allow.

                               (4) Election and Revocation: SWO may be elected
                                   by the Certificate Holder, or spouse
                                   Beneficiary if elected after the Certificate
                                   Holder's death, by submitting a completed and signed election form to Aetna's Home Office.

                                   Once elected, this option may be revoked by the Certificate Holder, or spouse Beneficiary if elected after the Certificate Holder's death, by submitting a written request to Aetna at its Home Office. Any revocation will apply only to amounts not yet paid. SWO may be elected only once by the Certificate Holder or by the spouse Beneficiary.

3.12 Death Benefit         If the Certificate Holder/Annuitant dies before
     Amount:               Annuity payments start, the beneficiary is entitled
                           to a death benefit under the Account. The claim date is the date when proof of death and the Beneficiary's claim are received in good order at Aetna's Home
                           Office. The amount of the death benefit is determined as follows:

                           (a) Death of Certificate Holder/Annuitant less than
                               75 years of age: The guaranteed death benefit is the greatest of:

                               (1) The net Purchase Payment made to the Account
                                   minus the sum of all amounts surrendered, applied to an Annuity, or deducted from the Account;

3.12 Death Benefit             (2) The step up value as of the date of death
     Amount (Cont'd):              minus the total of all partial surrenders,
                                   amounts applied to an Annuity and deductions made from the Account since determination of the step up value. The step up value is the Current Value on the most recent seventh year anniversary of the date the first Net
                                   Purchase Payment is applied to the Account;

                               (3) The Account's Current Value as of the date of
                                   death.

                               The excess, if any, of the guaranteed death benefit value over the Account's Current Value is determined as of the date of death. Any excess amount will be deposited to the Account and allocated to Aetna Variable Encore Fund as of the claim date. The Current Value on the claim date plus any excess amount deposited becomes the Account's Current Value.

                           (b) Death of Certificate Holder/Annuitant age 75 or
                               greater: The death benefit amount is the Account Current Value on the claim date.

3.13 Death Benefit         Prior to any election, or until amounts must be
     Options Available     otherwise distributed under this section, the Current
     to Beneficiary:       Value of the Account will be retained in the Account.
                           The Beneficiary has the right under the Account to allocate or reallocate any amount to any of the available investment options (subject to an MVA, as applicable). The following options are available to the Beneficiary:

                           (a) If the Beneficiary is the Certificate Holder's
                               surviving spouse, the surviving spouse may exercise all rights under the Contract and continue in the Accumulation Period, or may elect
                               (1), (2), or (3) below. Under the Code,
                               distributions from the Account are not required until December 31st of the year in which the original Certificate Holder would have attained age 70-1/2. The Beneficiary may elect to:

                               (1) Apply some or all of the Adjusted Current
                                   Value of the Account to Annuity option 2, 3 or 4 (See 4.09);

                               (2) Apply some or all of the Adjusted Current
                                   Value of the Account to Annuity option 1 (see 4.09); or

3.13 Death Benefit             (3) Receive, at any time, a lump sum payment
     Options Available             equal to the Adjusted Current Value of the
     to Beneficiary                Account.
     (Cont'd):
                               If ECO is in effect on the Certificate Holder's date of death, the surviving spouse can elect to continue receiving ECO payments if a joint life expectancy was chosen. Otherwise, the surviving spouse must receive a lump sum payment equal to the Adjusted Current Value.

                               If SWO is in effect and the Certificate Holder dies before the required beginning date for minimum distributions (see 3.14), SWO payments will cease and the surviving spouse may claim the death benefit in accordance with the terms of this section.

                               If SWO is in effect and the Certificate Holder dies after the required beginning date for minimum distributions, the surviving spouse may elect to continue receiving the SWO payments. Otherwise, the surviving spouse must elect to receive a lump sum payment equal to the Adjusted Current Value.

                           (b) If the Beneficiary is other than the Certificate
                               Holder's surviving spouse, then options (1), (2), or (3) under (a) above apply. Any portion of the Adjusted Current Value of the Account that is not applied to Annuity option 2, 3 or 4 by December 31st of the year following the year of the Certificate Holder's death must be distributed by December 31st of the year containing the fifth anniversary of the Certificate Holder's date of death.

                               If ECO or SWO is in effect on the Certificate Holder's date of death, the Beneficiary must receive an automatic and immediate lump sum payment equal to the Adjusted Current Value.

                           (c) If no Beneficiary exists, a lump sum payment
                               equal to the Adjusted Current Value will be made to the Certificate Holder's estate.

3.14 Required Distribution (a) Certificate Holder: The entire interest of the
     to Certificate            Certificate Holder will be distributed or begin
     Holder/Beneficiary:       to be distributed no later than April 1 following
                               the calendar year in which the Certificate Holder attains age 70-1/2 (required beginning date), over (a) the life of the Certificate Holder, or the lives of the Certificate Holder and his or her designated Beneficiary, or (b) a period certain not extending beyond the life expectancy of the Certificate Holder, or the joint and last survivor expectancy of the Certificate Holder and his or her designated Beneficiary. Payments must be made in periodic payments at intervals no longer than one year. In addition, payments must be either nonincreasing or they may increase only as provided in Q&A F-3 of section 1.401(a)(9)-1 of the Proposed Income Tax Regulations.

                               All distributions made hereunder shall be made in accordance with the requirements of section 401(a)(9) of the Code, and the regulations thereunder, including the minimum distribution incidental benefit requirement of section 1.401(a)(9)-2 of the Proposed Income Tax Regulations.

                               Distribution may be an Annuity as set forth in Sections 4.01 through 4.04, payments under ECO or SWO as defined in Section 3.11, or a lump sum payment.

                           (b) Beneficiary: If the Certificate holder dies after
                               distribution of his or her interest has begun, the remaining portion of such interest will continue to be distributed at least as rapidly as under the method of distribution being used prior to the Certificate Holder's death.

                               Distributions are considered to have begun if distributions are made on account of the Certificate Holder's reaching his or her required beginning date or if prior to the required beginning date distributions irrevocably commence to the Certificate Holder over a period permitted and in an Annuity form acceptable under section 1.401(a)(9) of the Income Tax Regulations.

3.15 Liquidation           All or any portion of the Account's Adjusted Current
     of Surrender          Value may be surrendered at any time. Surrender
     Value:                requests can be submitted as a percentage of the
                           Account value or as a specific dollar amount. The Net
                           Purchase Payment amount is withdrawn first, and then the excess value, if any. Amounts are withdrawn on a pro rata basis from the Fund(s) and/or the Guaranteed
                           Term(s) Groups of the AG Account in which the Current
                           Value is invested. Within a Guaranteed Term Group, the amount to be surrendered or transferred will be withdrawn first from the oldest Deposit Period, then from the next oldest, and so on until the amount requested is satisfied.

                           After deduction of the Maintenance Fee, if applicable, the surrendered amount shall be reduced by a Surrender Fee, if applicable.

3.16 Surrender Fee:        The Surrender Fee only applies to the Net Purchase
                           Payment portion surrendered and varies according to the elapsed time since deposit (see Contract
                           Schedule I).

                           No Surrender Fee is deducted from any portion of the Current Value which is paid:

                           (a) To a Beneficiary due to the Certificate Holder's
                               death before Annuity payments start;

                           (b) As a premium for an Annuity option 2, 3 or 4
                               under this Contract (see 4.09);

                           (c) As a distribution under the ECO or SWO provision
                               (see 3.11);

                           (d) At least 12 months after the date of the first
                               Purchase Payment to the Account, in an amount equal to or less than 10% of the Current Value. This applies to the first surrender request, partial or full, in a calendar year. The Current Value is calculated as of the date the surrender request is received in good order at Aetna's Home Office. This waiver is not available to the Certificate Holder while SWO is in effect;

3.16 Surrender Fee         (e) For a full surrender of the Account where the
     (Cont'd):                 Current Value of the Account is $2,500 or less
                               and no surrenders have been taken from the Account within the prior 12 months;

                           (f) By Aetna under 3.19; or

                           (g) If the Certificate Holder has spent at least 45
                               consecutive days in a licensed nursing care facility and each of the following conditions are met:

                               (1) more than one calendar year has elapsed since
                                   the date the certificate was issued; and

                               (2) the surrender is requested within 3 years of
                                   admission to a licensed nursing care
                                   facility.

                               This waiver does not apply if the Certificate Holder was in a nursing care facility at the time the certificate was issued.

3.17 Payment of            Under certain emergency conditions, Aetna may defer
     Surrender Value:      payment:

                           (a) For a period of up to 6 months (unless not
                               allowed by state law); or

                           (b) As provided by federal law.

3.18 Reinstatement:        All or a portion of the proceeds of a full surrender
                           of an Account may be reinvested within 30 days after the surrender. Any Maintenance Fee and Surrender Fee charged at the time of surrender on the amount being reinvested will be included in the reinstatement. Any
                           Market Value Adjustment(s) deducted from surrenders will not be included in the reinstatement.

3.18 Reinstatement         Amounts will be reinstated among the AG Account and
     (Cont'd):             the Funds in the Separate Account in the same
                           proportion as they were at the time of surrender. Any amounts reinstated to the AG Account will be credited to the available Guaranteed Terms of the current
                           Deposit Period in the same proportion as they were at the time of surrender. In the event that a Guaranteed
                           Term of the same duration is unavailable, amounts will be reinvested in the next shortest Guaranteed
                           Term available in the current Deposit Period. If no shorter Guaranteed Term is available, the next longer
                           Guaranteed Term will be used. The number of Fund(s) record units reinstated will be based on the record unit value(s) next computed after receipt at Aetna's
                           Home Office of the reinstatement request and the amount to be reinstated. Any Maintenance Fee which falls due after the surrender and before the reinstatement will be deducted from the amount reinstated.

                           Any Account(s) surrendered because the Current Value was less than $2,500 immediately following any partial surrender may not be reinstated (see 3.19).

                           Reinstatement of an Account is permitted only once.

3.19 Payment of            Upon 90 days' written notice to the Certificate
     Adjusted Current      Holder, Aetna will terminate any Account if the
     Value:                Current Value becomes less than $2,500 immediately
                           following any partial surrender. Aetna does not intend to exercise this right in cases where an Account Current Value is reduced to $2,500 or less solely due to investment performance. A Surrender Fee will not be deducted from the Adjusted Current Value.
                           This terminated Adjusted Current Value of an Account may not be reinstated.

IV.  ANNUITY PROVISIONS
--------------------------------------------------------------------------------

4.01 Choices to be Made:   The Certificate Holder may tell Aetna to apply any
                           portion of the Adjusted Current Value (minus any premium tax) for an Annuity under option 2, 3, or 4
                           (see 4.09). The first Annuity payment may not be earlier than one calendar year after the Purchase
                           Payment nor later than the later of:

4.01 Choices to            (a) The first day of the month following the
     be Made (Cont'd):         Annuitant's 85th birthday; or

                           (b) The tenth anniversary of the last Purchase
                               Payment. In lieu of the election of an Annuity, the Certificate Holder may tell Aetna to make a lump sum payment.

                           When an Annuity Option is chosen, Aetna must also be told if payments are to be made other than monthly and whether to pay:

                           (a) A Fixed Annuity using the General Account;

                           (b) A Variable Annuity using any of the Fund(s)
                               available under this Contract for Annuity purposes; or

                           (c) A combination of (a) and (b).

                           If a Fixed Annuity is chosen, the Annuity purchase rate for the option chosen reflects the Minimum Guaranteed Interest Rate (see Contract Schedule II), but may reflect higher interest rates. If a Variable Annuity is chosen, the initial Annuity payment for the option chosen reflects the assumed annual return rate elected. (see Contract Schedule II).

4.02 Annuity Payments      In no event may any payments under an Annuity option
     to Certificate        extend beyond:
     Holder:
                           (a) The life of the Certificate Holder;

                           (b) The lives of the Certificate Holder and
                               Beneficiary;

                           (c) Any certain period greater than the Certificate
                               Holder's life expectancy according to regulations under Code Section 401(a)(9), determined as of the date payments are to begin; or

                           (d) A period greater than the joint and last survivor
                               life expectancies of the Certificate Holder and the Certificate Holder's Beneficiary according to regulations under Code Section 401(a)(9), determined as of the date payments are to begin.

4.03 Annuity Payments      In no event may payments to the Beneficiary under an
     to Beneficiary:       Annuity option extend beyond:

                           (a) The life of the Beneficiary; or

                           (b) Any certain period greater than the Beneficiary's
                               life expectancy as determined by regulations under Code Section 401(a)(9).

4.04 Terms of Annuity      (a) When payments start, the age of the Annuitant
     Options: plus the number of years for which payments are guaranteed must not exceed 95.

                           (b) An Annuity option may not be elected if the first
                               payment would be less than $50 or if the total payments in a year would be less than $250 (less if required by state law). Aetna reserves the right to increase the minimum first Annuity payment amount and the annual minimum Annuity payment amount based upon increases reflected in the Consumer Price Index-Urban, (CPI-U) since July 1, 1993.

                           (c) If a Fixed Annuity under option 2, 3 or 4 is
                               chosen and a larger payment would result from applying the Surrender Value to a current Aetna single premium immediate Annuity, Aetna will make the larger payment.

                           (d) For purposes of calculating the guaranteed first
                               payment of a Variable Annuity or the payments for a Fixed Annuity, the Annuitant's and second Annuitant's adjusted age will be used. The Annuitant's and second Annuitant's adjusted age is his or her age as of the birthday closest to the Annuity commencement date reduced by one year for Annuity commencement dates occurring during the period of time from July 1, 1993 through December 31, 1999. The Annuitant's and second Annuitant's age will be reduced by two years for Annuity commencement dates occurring during the period of time from January 1, 2000 through December 31, 2009. The Annuitant's and second Annuitant's age will be reduced by one additional year for Annuity commencement dates occurring in each succeeding decade.

4.04 Terms of              The Annuity rates for options 3 and 4 are based on
     Annuity Options       mortality from 1983 Table a.
     (Cont'd):
                           (e) Assumed Annual Net Return Rate is the interest
                               rate used to determine the amount of the first Annuity payment under a Variable Annuity as shown on Contract Schedule II. The Separate Account must earn this rate plus enough to cover the mortality and expense risks charges (which may include profit) and administrative charges if future Variable Annuity Payments are to remain level, (see Annuity return factor under Variable Annuity Assumed Annual Net Return Rate on Contract Schedule II).

                           (f) Once elected, Annuity payments cannot be commuted
                               to a lump sum except for Variable Annuity payments under option 2 (see 4.09). The life expectancy of the Certificate Holder or Certificate Holder and second Annuitant shall be irrevocable upon the election of an Annuity option.

4.05 Death of              (a) When the Annuitant dies under option 2 or 3, or
     Annuitant/Beneficiary:    both the Annuitant and the second Annuitant die
                               under option 4(d), the present value of any remaining guaranteed payments will be paid in one sum to the Beneficiary, or upon election by the Beneficiary, any remaining payments will continue to the Beneficiary. If option 4 has been elected and the Annuitant dies, the remaining payments will continue to the second Annuitant as successor payee.

                           (b) If there is no Beneficiary under options 2, 3 or
                               4, the present value of any remaining payments will be paid in one sum to the Certificate Holder's estate.

                           (c) If the Beneficiary designated under option 1
                               dies, the amount held plus accrued interest will be paid in one sum to a successor Beneficiary, if any, named by the designated Beneficiary. If there is no successor Beneficiary, the lump sum will be paid to the designated Beneficiary's estate.

4.05 Death of              (d) If the Beneficiary dies while receiving Annuity
     Annuitant/Beneficiary     payments, the present value of any remaining
     (Cont'd):                 guaranteed payments will be paid in one sum to
                               the successor Beneficiary, or upon election by the successor Beneficiary, may remaining payments will continue to the successor Beneficiary. If no successor Beneficiary has been designated, the present value of any remaining guaranteed payments will be paid in one sum to the Beneficiary's estate.

                           (e) The present value will be determined as of the
                               Valuation Period in which proof of death acceptable to Aetna and a request for payment is received at Aetna's Home Office. The interest rate used to determine the first payment will be used to calculate the present value.

4.06 Fund(s) Annuity       The number of each Fund's Annuity Units is based on
     Units -- Separate     the amount of the first Variable Annuity payment
     Account:              which is equal to:

                           (a) The portion of the Current Value applied to pay a
                               Variable Annuity (minus any premium tax); divided by

                           (b) 1,000; multiplied by

                           (c) The payment rate for the option chosen.

                           Such amount, or portion, of the variable payment will be divided by the appropriate Fund Annuity unit value (see 4.07) on the tenth Valuation Period before the due date of the first payment to determine the number of each Fund Annuity units. The number of each Fund Annuity units remains fixed. Each future payment is equal to the sum of the products of each Fund Annuity unit value multiplied by the appropriate number of units. The Fund Annuity unit value on the tenth Valuation Period prior to the due date of the payment is used.

4.07 Fund(s) Annuity       For any Valuation Period, a Fund Annuity unit value
     Unit Value --         is equal to:
     Separate Account:
                           (a) The value for the previous Period; multiplied by

                           (b) The Annuity net return factor(s) (see 4.08 below)
                               for the Period: multiplied by

                           (c) A factor to reflect the assumed annual net return
                               rate (see Contract Schedule II).

                           The dollar value of a Fund(s) Annuity unit values and Annuity payments may go up or down due to investment gain or loss.

4.08 Annuity Net           The Annuity not return factor(s) are used to compute
     Return Factor(s) --   all Separate Account Annuity Payments for any Fund.
     Separate Account:
                           The Annuity net return factor(s) for each Fund is equal to 1.0000000 plus the net return rate.

                           The net return rate is equal to:

                           (a) The value of the shares of the Fund held by the
                               Separate Account at the end of a Valuation
                               Period; minus

                           (b) The value of the shares of the Fund held by the
                               Separate Account at the start of the Valuation Period; plus or minus

                           (c) Taxes (or reserves for taxes) on the Separate
                               Account (if any); divided by

                           (d) The total value of the Fund(s) Record Units and
                               Fund(s) Annuity Units of the Separate Account at the start of the Valuation Period; minus

                           (e) A daily charge for Annuity mortality and expense
                               risks, which may include profit, and a daily administrative charge (at the annual rate as shown on Contract Schedule II).

                           A net return rate may be more or less than 0%.

                           The value of a share of the Fund is equal to the net assets of the Fund divided by the number of shares outstanding.

                           Payments shall not be changed due to changes in the mortality or expense results or administrative charges.

4.09 Annuity Options:      Option 1 -- Payment of Interest on Sum Left with
                           Aetna -- This option may be used only by the Beneficiary when the Certificate Holder dies before Aetna has started paying an Annuity. A portion or all of the sum paid upon death may be held under this option add will be held in the General Account of Aetna at interest (see 4.01). The Beneficiary may later tell Aetna to:

                           (a) Pay a portion or all of the sum held by Aetna; or

                           (b) Apply a portion or all of the sum held by Aetna
                               to any Annuity option below.

4.09 Annuity               If a nonspouse Beneficiary elects that some or all of
     Options (Cont'd):     the Account is to be held under this option, the
                           Beneficiary must tell Aetna to pay the full sum held under this option by December 31st of the year containing the fifth anniversary of the Certificate
                           Holder's date of death.

                           Option 2 -- Payments for a Stated Period of Time -- An Annuity will be paid for the number of years chosen. The number of years must be at least 5 and not more than 30.

                           If payments for this option are made under a Variable Annuity, the present value of any remaining payments may be withdrawn at any time. If a withdrawal is requested within 3 years after the start of payments, it will be treated as a surrender and any applicable Surrender Fee will be applied (see 3.16).

                           Option 3 -- Life Income -- An Annuity will be paid for the life of the Annuitant. If also chosen, Aetna will guarantee payments for 60, 120, 180, or 240 months.

                           Option 4 -- Life Income Based upon the Lives of Two Annuitants -- An Annuity will be paid during the lives of the Annuitant and a second Annuitant. Payments will continue until both Annuitants have died. When this option is chosen, a choice must be made of:

                           (a) 100% of the payment to continue after the first
                               death;

                           (b) 66-2/3% of the payment to continue after the
                               first death;

                           (c) 50% of the payment to continue after the first
                               death;

                           (d) Payments for a minimum of 120 months with 100% of
                               the payment to continue after the first death; or

                           (e) 100% of the payment to continue at the death of
                               the second Annuitant and 50% of the payment to continue at the death of the Annuitant.

                           Other Options -- Aetna may make other options available as allowed by the laws of the state in which this Contract and the Certificate is delivered.

                                    OPTION 2

                      Payments for a Stated Period of Time

                 Amount of First Monthly Payment for Each $1,000
                 After Deduction of any Charge for Premium Taxes

         Rates for a Fixed Annuity with Guaranteed Interest Rate of 3.0%


----------------------------------------------------------------------
         Guaranteed     Monthly    Quarterly    Semi-Annual    Annual
Years       Rate        Payment     Payment      Payment      Payment
----------------------------------------------------------------------

  3        3.00%        $28.99       $86.76      $172.88      $343.23
  4        3.00%         22.06        66.02       131.56       261.19
  5        3.00%         17.91        53.59       106.78       211.99
  6        3.00%         15.14        45.30        90.27       179.22
  7        3.00%         13.16        39.39        78.49       155.83
  8        3.00%         11.68        34.96        69.66       138.31
  9        3.00%         10.53        31.52        62.81       124.69
  10       3.00%          9.61        28.77        57.33       113.82
  11       3.00%          8.86        26.52        52.85       104.93
  12       3.00%          8.24        24.65        49.13        97.54
  13       3.00%          7.71        23.08        45.98        91.29
  14       3.00%          7.26        21.73        43.29        85.95
  15       3.00%          6.87        20.56        40.96        81.33
  16       3.00%          6.53        19.54        38.93        77.29
  17       3.00%          6.23        18.64        37.14        73.74
  18       3.00%          5.96        17.84        35.56        70.59
  19       3.00%          5.73        17.13        34.14        67.78
  20       3.00%          5.51        16.50        32.87        65.26
  21       3.00%          5.32        15.92        31.72        62.98
  22       3.00%          5.15        15.40        30.68        60.92
  23       3.00%          4.99        14.92        29.74        59.04
  24       3.00%          4.84        14.49        28.88        57.33
  25       3.00%          4.71        14.09        28.08        55.76
  26       3.00%          4.59        13.73        27.36        54.31
  27       3.00%          4.47        13.39        26.68        52.97
  28       3.00%          4.37        13.08        26.06        51.74
  29       3.00%          4.27        12.79        25.49        50.60
  30       3.00%          4.18        12.52        24.95        49.53
----------------------------------------------------------------------

                                    OPTION 3

                                   Life Income

                 Amount of First Monthly Payment for Each $1,000
                 After Deduction of any Charge For Premium Taxes

         Rates for a Fixed Annuity with Guaranteed Interest Rate of 3.0%

                Payments Guaranteed for a Stated Period of Months

-----------------------------------------------------------------
    Adjusted
Age of Annuitant     None       60       120       180      240
-----------------------------------------------------------------

       50          $ 4.05    $ 4.05    $ 4.03    $ 3.99   $ 3.93
       51            4.12      4.11      4.09      4.05     3.99
       52            4.19      4.19      4.16      4.11     4.04
       53            4.27      4.26      4.23      4.18     4.10
       54            4.35      4.34      4.31      4.25     4.16

       55            4.44      4.42      4.39      4.32     4.22
       56            4.53      4.51      4.47      4.40     4.29
       57            4.62      4.61      4.56      4.48     4.35
       58            4.72      4.71      4.65      4.56     4.42
       59            4.83      4.81      4.75      4.64     4.49

       60            4.95      4.93      4.86      4.73     4.55
       61            5.07      5.05      4.97      4.83     4.62
       62            5.20      5.17      5.08      4.92     4.69
       63            5.34      5.31      5.20      5.02     4.76
       64            5.49      5.45      5.33      5.12     4.83

       65            5.65      5.61      5.47      5.22     4.89
       66            5.82      5.77      5.61      5.33     4.96
       67            6.01      5.94      5.75      5.44     5.02
       68            6.20      6.13      5.91      5.54     5.08
       69            6.41      6.33      6.07      5.65     5.14

       70            6.64      6.54      6.23      5.76     5.19
       71            6.88      6.76      6.41      5.86     5.24
       72            7.14      7.00      6.59      5.97     5.28
       73            7.43      7.26      6.77      6.06     5.32
       74            7.73      7.53      6.96      6.16     5.35

       75            8.06      7.82      7.14      6.25     5.38
-----------------------------------------------------------------

 Rates are based on mortality from 1983 Table a. The rates do not differ by sex.
    Rates for ages not shown will be provided on request and will be computed on a basis consistent with the rates in the above tables.

                                    OPTION 4

                           Life Income for Two Payees

                 Amount of First Monthly Payment for Each $1,000
                 After Deduction of any Charge for Premium Taxes

         Rates for a Fixed Annuity with Guaranteed Interest Rate of 3.0%

--------------------------------------------------------------------------------
   Adjusted Ages
--------------------
            Second
Annuitant  Annuitant  Option 4a    Option 4b   Option 4c   Option 4d   Option 4e
--------------------------------------------------------------------------------

   55         50      $  3.69     $  4.05      $  4.27     $  3.69     $  4.03
   55         55         3.88        4.25         4.47        3.87        4.14
   55         60         3.99        4.44         4.71        3.98        4.42

   60         55         3.99        4.44         4.71        3.98        4.42
   60         60         4.24        4.71         4.99        4.23        4.57
   60         65         4.38        4.97         5.32        4.38        4.93

   65         60         4.38        4.97         5.32        4.38        4.93
   65         65         4.72        5.33         5.70        4.71        5.14
   65         70         4.93        5.68         6.15        4.91        5.66

   70         65         4.93        5.68         6.15        4.91        5.66
   70         70         5.40        6.21         6.70        5.36        5.96
   70         75         5.69        6.68         7.32        5.62        6.67

   75         70         5.69        6.68         7.32        5.62        6.67
   75         75         6.37        7.45         8.15        6.23        7.12
   75         80         6.78        8.11         8.99        6.54        8.13
--------------------------------------------------------------------------------
 Rates are based on mortality from 1983 Table a. The rates do not differ by sex.
    Rates for ages not shown will be provided on request and will be computed on a basis consistent with the rates in the above tables.

                                    OPTION 2

                      Payments for a Stated Period of Time

                 Amount of First Monthly Payment for Each $1,000
                 After Deduction of any Charge for Premium Taxes

        Rates for a Variable Annuity with Assumed Net Return Rate of 3.5%

--------------------------------------------------------------------------
        Guaranteed    Monthly     Quarterly      Semi-Annual      Annual
Years      Rate       Payment      Payment        Payment        Payment
--------------------------------------------------------------------------

  3       3.50%      $  29.19    $  87.33      $  173.91       $  344.86
  4       3.50%         22.27       66.61         132.65          263.04
  5       3.50%         18.12       54.19         107.92          213.99
  6       3.50%         15.35       45.92          91.44          181.32
  7       3.50%         13.38       40.01          79.69          158.01
  8       3.50%         11.90       35.59          70.88          140.56
  9       3.50%         10.75       32.16          64.05          127.00
  10      3.50%          9.83       29.42          58.59          116.18
  11      3.50%          9.09       27.18          54.13          107.34
  12      3.50%          8.46       25.32          50.42           99.98
  13      3.50%          7.94       23.75          47.29           93.78
  14      3.50%          7.49       22.40          44.62           88.47
  15      3.50%          7.10       21.24          42.31           83.89
  16      3.50%          6.76       20.23          40.29           79.89
  17      3.50%          6.47       19.34          38.51           76.37
  18      3.50%          6.20       18.55          36.94           73.25
  19      3.50%          5.97       17.85          35.54           70.47
  20      3.50%          5.75       17.22          34.28           67.98
  21      3.50%          5.56       16.65          33.15           65.74
  22      3.50%          5.39       16.13          32.13           63.70
  23      3.50%          5.24       15.66          31.19           61.85
  24      3.50%          5.09       15.24          30.34           60.17
  25      3.50%          4.96       14.85          29.56           58.62
  26      3.50%          4.84       14.49          28.85           57.20
  27      3.50%          4.73       14.15          28.19           55.90
  28      3.50%          4.63       13.85          27.58           54.69
  29      3.50%          4.53       13.57          27.02           53.57
  30      3.50%          4.45       13.30          26.49           52.53
--------------------------------------------------------------------------

                                    OPTION 2

                      Payments for a Stated Period of Time

                 Amount of First Monthly Payment for Each $1,000
                 After Deduction of any Charge for Premium Taxes

        Rates for a Variable Annuity with Assumed Net Return Rate of 5.0%

--------------------------------------------------------------------------
         Guaranteed    Monthly      Quarterly      Semi-Annual     Annual
Years       Rate       Payment       Payment        Payment       Payment
--------------------------------------------------------------------------

  3        5.00%      $  29.80     $  89.04      $  176.99       $  349.72
  4        5.00%         22.89        68.38         135.93          268.58
  5        5.00%         18.74        56.00         111.33          219.98
  6        5.00%         15.99        47.77          94.96          187.64
  7        5.00%         14.02        41.90          83.30          164.59
  8        5.00%         12.56        37.52          74.58          147.35
  9        5.00%         11.42        34.11          67.81          133.99
  10       5.00%         10.51        31.40          62.42          123.34
  11       5.00%          9.77        29.19          58.03          114.66
  12       5.00%          9.16        27.36          54.38          107.45
  13       5.00%          8.64        25.81          51.31          101.39
  14       5.00%          8.20        24.50          48.69           96.21
  15       5.00%          7.82        23.36          46.44           91.75
  16       5.00%          7.49        22.37          44.47           87.88
  17       5.00%          7.20        21.51          42.75           84.48
  18       5.00%          6.94        20.74          41.23           81.47
  19       5.00%          6.71        20.06          39.88           78.80
  20       5.00%          6.51        19.46          38.68           76.42
  21       5.00%          6.33        18.91          37.59           74.28
  22       5.00%          6.17        18.42          36.62           72.35
  23       5.00%          6.02        17.98          35.73           70.61
  24       5.00%          5.88        17.57          34.93           69.02
  25       5.00%          5.76        17.20          34.20           67.57
  26       5.00%          5.65        16.87          33.53           66.25
  27       5.00%          5.54        16.56          32.92           65.04
  28       5.00%          5.45        16.28          32.35           63.93
  29       5.00%          5.36        16.01          31.83           62.90
  30       5.00%          5.28        15.77          31.35           61.95
--------------------------------------------------------------------------

                                    OPTION 3

                                   Life Income

                 Amount of First Monthly Payment for Each $1,000
                 After Deduction of any Charge for Premium Taxes

        Rates for a Variable Annuity with Assumed Net Return Rate of 3.5%

                Payments Guaranteed for a Stated Period of Months

-----------------------------------------------------------------------
    Adjusted
Age of Annuitant      None       60         120        180        240
-----------------------------------------------------------------------

       50           $ 4.34     $ 4.34     $ 4.31     $ 4.27     $ 4.22
       51             4.41       4.40       4.38       4.33       4.27
       52             4.48       4.47       4.45       4.40       4.32
       53             4.56       4.55       4.52       4.46       4.38
       54             4.64       4.63       4.59       4.53       4.44

       55             4.72       4.71       4.67       4.60       4.50
       56             4.81       4.80       4.75       4.67       4.56
       57             4.91       4.89       4.84       4.75       4.62
       58             5.01       4.99       4.93       4.83       4.69
       59             5.12       5.10       5.03       4.92       4.75

       60             5.23       5.21       5.13       5.00       4.82
       61             5.36       5.33       5.24       5.09       4.88
       62             5.49       5.45       5.35       5.19       4.95
       63             5.63       5.59       5.47       5.28       5.02
       64             5.78       5.73       5.60       5.38       5.08

       65             5.94       5.89       5.73       5.48       5.15
       66             6.11       6.05       5.87       5.58       5.21
       67             6.29       6.22       6.02       5.69       5.27
       68             6.49       6.41       6.17       5.79       5.33
       69             6.70       6.60       6.33       5.90       5.38

       70             6.92       6.81       6.49       6.00       5.43
       71             7.17       7.04       6.66       6.10       5.48
       72             7.43       7.27       6.84       6.20       5.52
       73             7.71       7.53       7.02       6.30       5.55
       74             8.02       7.80       7.20       6.39       5.59

       75             8.35       8.08       7.38       6.48       5.62
-----------------------------------------------------------------------

 Rates are based on mortality from 1983 Table a. The rates do not differ by sex.
    Rates for ages not shown will be provided on request and will be computed on a basis consistent with the rates in the above tables.

                                    OPTION 3

                                   Life Income

                 Amount of First Monthly Payment for Each $1,000
                 After Deduction of any Charge for Premium Taxes

        Rates for a Variable Annuity with Assumed Net Return Rate of 5.0%

                Payments Guaranteed for a Stated Period of Months

-----------------------------------------------------------------------
    Adjusted
Age of Annuitant      None       60         120        180       240
-----------------------------------------------------------------------

       50           $ 5.26     $ 5.25     $ 5.22     $ 5.17    $ 5.11
       51             5.33       5.32       5.28       5.23      5.15
       52             5.40       5.38       5.34       5.29      5.20
       53             5.47       5.45       5.41       5.35      5.26
       54             5.54       5.53       5.48       5.41      5.31

       55             5.63       5.61       5.56       5.47      5.36
       56             5.71       5.69       5.63       5.54      5.42
       57             5.80       5.78       5.72       5.61      5.47
       58             5.90       5.88       5.81       5.69      5.53
       59             6.01       5.98       5.90       5.77      5.59

       60             6.12       6.09       6.00       5.85      5.65
       61             6.24       6.21       6.10       6.93      5.71
       62             6.37       6.33       6.21       6.02      5.77
       63             6.51       6.46       6.33       6.11      5.83
       64             6.66       6.60       6.45       6.20      5.89

       65             6.82       6.75       6.57       6.30      5.95
       66             6.99       6.91       6.71       6.39      6.01
       67             7.17       7.08       6.85       6.49      6.06
       68             7.36       7.27       6.99       6.59      6.12
       69             7.57       7.46       7.15       6.69      6.17

       70             7.80       7.67       7.30       6.78      6.21
       71             8.05       7.89       7.47       6.88      6.25
       72             8.31       8.13       7.64       6.97      6.29
       73             8.59       8.38       7.81       7.06      6.33
       74             8.90       8.64       7.99       7.15      6.36

       75             9.23       8.93       8.16       7.23      6.38
-----------------------------------------------------------------------

 Rates are based on mortality from 1983 Table a. The rates do not differ by sex.
    Rates for ages not shown will be provided on request and will be computed on a basis consistent with the rates in the above tables.

                                    OPTION 4

                           Life Income for Two Payees

                 Amount of First Monthly Payment for Each $1,000
                 After Deduction of any Charge for Premium Taxes

        Rates for a Variable Annuity with Assumed Net Return Rate of 3.5%

----------------------------------------------------------------------------
   Adjusted Ages
--------------------
             Second
Annuitant  Annuitant  Option 4a   Option 4b  Option 4c  Option 4d  Option 4e
----------------------------------------------------------------------------

   55         50      $  3.97    $  4.35     $  4.56    $  3.97    $  4.31
   55         55         4.16       4.54        4.76       4.15       4.42
   55         60         4.27       4.73        5.00       4.26       4.48

   60         55         4.27       4.73        5.00       4.26       4.70
   60         60         4.51       4.99        5.27       4.50       4.84
   60         65         4.66       5.25        5.61       4.65       4.93

   65         60         4.66       5.25        5.61       4.65       5.22
   65         65         4.99       5.61        5.99       4.98       5.42
   65         70         5.19       5.97        6.44       5.17       5.54

   70         65         5.19       5.97        6.44       5.17       5.93
   70         70         5.67       6.49        6.99       5.62       6.23
   70         75         5.95       6.96        7.61       5.87       6.40

   75         70         5.95       6.96        7.61       5.87       6.95
   75         75         6.64       7.73        8.43       6.48       7.40
   75         80         7.04       8.39        9.29       6.79       7.64
--------------------------------------------------------------------------

 Rates are based on mortality from 1983 Table a. The rates do not differ by sex.
    Rates for ages not shown will be provided on request and will be computed on a basis consistent with the rates in the above tables.

                                    OPTION 4

                           Life Income for Two Payees

                 Amount of First Monthly Payment for Each $1,000
                 After Deduction of any Charge for Premium Taxes

        Rates for a Variable Annuity with Assumed Net Return Rate of 5.0%

--------------------------------------------------------------------------------
   Adjusted Ages
-------------------
            Second
Annuitant  Annuitant  Option 4a   Option 4b  Option 4c  Option 4d  Option 4e
--------------------------------------------------------------------------------

   55         50      $  4.88    $  5.26     $  5.48    $  4.88    $  5.23
   55         55         5.04       5.44        5.66       5.04       5.32
   55         60         5.15       5.63        5.91       5.14       5.38

   60         55         5.15       5.63        5.91       5.14       5.59
   60         60         5.37       5.87        6.16       5.37       5.72
   60         65         5.52       6.14        6.51       5.51       5.80

   65         60         5.52       6.14        6.51       5.51       6.10
   65         65         5.83       6.49        6.87       5.82       6.29
   65         70         6.04       6.84        7.34       6.00       6.41

   70         65         6.04       6.84        7.34       6.00       6.81
   70         70         6.49       7.35        7.87       6.44       7.08
   70         75         6.77       7.84        8.51       6.68       7.25

   75         70         6.77       7.84        8.51       6.68       7.81
   75         75         7.45       8.60        9.33       7.27       8.25
   75         80         7.86       9.28       10.20       7.57       8.49
--------------------------------------------------------------------------------

 Rates are based on mortality from 1983 Table a. The rates do not differ by sex.
    Rates for ages not shown will be provided on request and will be computed on a basis consistent with the rates in the above tables.

--------------------------------------------------------------------------------

                    Aetna Life Insurance and Annuity Company
                        Home Office: 151 Farmington Ave.
                           Hartford, Connecticut 06156
                                 (800) 525-4225




             Group Variable, Fixed, or Combination Annuity Contract
                                Nonparticipating

--------------------------------------------------------------------------------









     ALL PAYMENTS AND VALUES PROVIDED BY THE GROUP CONTRACT, WHEN BASED ON INVESTMENT EXPERIENCE OF A SEPARATE ACCOUNT, ARE VARIABLE AND ARE NOT GUARANTEED AS TO FIXED DOLLAR AMOUNT. THIS CONTRACT CONTAINS A MARKET VALUE ADJUSTMENT FORMULA. APPLICATION OF A MARKET VALUE ADJUSTMENT MAY RESULT IN EITHER AN INCREASE OR DECREASE IN THE CURRENT VALUE. THE MARKET VALUE ADJUSTMENT FORMULA DOES NOT APPLY TO A GUARANTEED TERM AT THE TIME OF ITS MATURITY.